Exhibit 10.41

Non-Officer

TEXAS ROADHOUSE, INC.

2013 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Texas Roadhouse, Inc. 2013 Long-Term Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Agreement”).

I.                                        NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Pursuant to the Plan, the Grantee has been granted a Full Value Award (the “Award”) in the form of restricted stock units (referred to herein as the “Restricted Stock Units”) which represent the right to receive shares of Common Stock (the “Shares”), subject to satisfaction of the vesting provisions contained in this Agreement and the Restricted Stock Unit Grant Notice (the “Grant Notice”) (the form of which is attached hereto and incorporated herein as Exhibit “A”) and to the other terms and conditions of the Plan, this Agreement and the Grant Notice.

II.                                   AGREEMENT

1.                                      Grant of Restricted Stock Units.  The Company hereby grants to the Grantee, and the Grantee hereby accepts the grant subject to the terms set out, the conditional right to receive one Share for each Restricted Stock Unit granted as set forth in the Grant Notice and subject to the terms and conditions of the Plan, which is incorporated herein by reference.

2.                                      Termination of Continuous Service.  In the event the Grantee’s Continuous Service terminates for any or no reason prior to the Vesting Date, the right to receive Shares will be immediately forfeited by the Grantee.  Notwithstanding any other provision of this Agreement, if the Grantee’s Continuous Service terminates because of death or Disability prior to the Vesting Date, then (i) the Award shall become immediately vested upon the termination of Continuous Service in an amount equal to the total number of shares subject to the Award multiplied by a fraction equal to each calendar month or portion thereof from the date of Grant to the termination of Continuous Service divided by the total number of calendar months or portion thereof in the vesting period of the Award as of the date of Grant (notwithstanding subsection (ii) hereof), (ii) the date of termination of Continuous Service shall be the “Vesting Date” and (iii) the Company will cause its transfer agent as promptly as reasonably practicable to issue to the Grantee in book entry the calculated number of Shares subject to the Restricted Stock Units that vest on that Vesting Date, less Shares withheld for withholding taxes under Section 7 below or Shares withheld under Section 14 below, if any.

3.                                      Transfer Prohibited.  The Grantee may not assign, transfer, pledge or encumber in any way the Restricted Stock Units or the Grantee’s right to receive Shares hereunder.  Any attempted assignment, transfer, pledge or encumbrance will be void.

4.                                      Issuance of Shares Upon Vesting.  Provided the Grantee has been in Continuous Service from the Grant Date to the Vesting Date, upon the Vesting Date the Company will cause its transfer agent to issue to the Grantee in book entry the number of Shares subject to the Restricted Stock Units that vest on that Vesting Date, less Shares withheld for withholding taxes under Section 7 below or Shares withheld under Section 14 below, if any.  If the Vesting Date set forth in the Grant Notice is a Saturday, Sunday or legal or banking holiday, the Vesting Date will be adjusted to be that date which is the next following business day.  The Grantee shall be considered the owner of the Shares for purposes of voting rights, dividends and taxation of the Shares as of the Vesting Date.

5.                                      Adjustments.  Subject to the terms hereof, in the event of a stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares, sale of assets or subsidiaries, combination, or other corporate transaction that affects the

Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to preserve the benefits or prevent the enlargement of benefits of Awards under the Plan, the Committee shall, in the manner it determines equitable in its sole discretion, adjust the number and kind of shares subject to this award and shall make any other adjustments that the Committee determines to be equitable.

6.                                      Change in Control.  If a Change in Control occurs prior to the Vesting Date and if the Award does not continue in effect from and after the Change in Control (whether pursuant to its terms, because the successor in such transaction does not agree to assume or substitute the Award, or any other reason), then the Award shall become 100% immediately vested upon the Change in Control, the Change in Control shall be the “Vesting Date” and all outstanding Restricted Stock Units will be paid no later than the Change in Control; provided, however, that if Award vests on a Change in Control pursuant to the preceding sentence, the Company may, in its discretion, pay the Restricted Stock Units at that time in cash rather than issuing Shares to the Grantee.  Any cash payment made pursuant to the foregoing shall be equal to the Fair Market Value of the Shares on the date they would otherwise be issued in accordance with the foregoing.

7.                                      Tax Consequences.  The Award is subject to withholding of all applicable taxes.  On the Vesting Date, the Company shall withhold Shares otherwise deliverable to the Grantee with a Fair Market Value equal to the minimum required withholding taxes on the Restricted Stock Units from the Shares that would otherwise be issued to the Grantee, as determined by the Company in its reasonable discretion (or, if the Award is to be paid in cash pursuant to Section 6, any withholding shall be made from the cash payment otherwise payable to the Grantee).  This Award is intended to be exempt from or to comply with the requirements of section 409A of the Code so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under section 409A, and any ambiguities herein will be interpreted to so comply.  None of the Company or any Affiliate, however, makes any representation regarding the tax consequences of this Award and the Grantee hereby acknowledges and agrees that the ultimate liability for any and all taxes is and remains the Grantee’s responsibility and liability.

8.                                      No Guarantee of Continuous Service.  THE GRANTEE ACKNOWLEDGES AND AGREES THAT VESTING OF THE RESTRICTED STOCK UNITS IS EARNED ONLY BY CONTINUOUS SERVICE AT THE WILL OF THE COMPANY.  GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE GRANT NOTICE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

9.                                      Notices.  Any notice, demand or request required or permitted to be given by either the Company or the Grantee pursuant to the terms of this Agreement will be in writing and will be deemed given when delivered or when delivery is refused.  Notices shall be either personally delivered, sent by overnight delivery via a reputable carrier or mailed through the United States Postal Service, registered or certified with return receipt requested with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

10.                               No Waiver.  Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and will not constitute a waiver of either party’s right to asset all other legal remedies available to it under the circumstances.

11.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

12.                               Interpretation.  Any dispute regarding the interpretation of this Agreement will be submitted by the Grantee or by the Company forthwith to the Committee which will review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee will be final and binding on all parties.

13.                               Governing Law; Severability.  This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the Commonwealth of Kentucky.

14.                               Right to Withhold Amounts Owed to the Company.  The Company shall have the right to withhold Shares otherwise deliverable to the Grantee with a Fair Market Value equal to all amounts then due and owing by the Grantee to the Company or any subsidiary or affiliate of the Company.

15.                               Entire Agreement.  The Plan is incorporated herein by reference.  This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

16.                               Application to all Grant Notices and Awards.  The Grantee agrees and acknowledges that all Restricted Stock Units granted to the Grantee from time to time under the Plan will be subject to the terms and conditions of this Agreement, the Plan and each Grant Notice received by the Grantee from time to time, whether such Grant Notice is transmitted via electronic transmission or otherwise.

IN WITNESS WHEREOF, the parties have subscribed their names hereto.  By the Grantee’s signature below, the Grantee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

TEXAS ROADHOUSE, INC.

Dated:	By:
	Its:	Chief Financial Officer

Address for Notices:
Attention: General Counsel
6040 Dutchmans Lane
Louisville, Kentucky 40205

GRANTEE:

Dated:	By:
[grantee name here]

SSN:

Address:

EXHIBIT A

FORM OF GRANT NOTICE

TEXAS ROADHOUSE, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2013 LONG-TERM INCENTIVE PLAN)

TEXAS ROADHOUSE, INC. (the “Company”), pursuant to its 2013 Long-Term Incentive Plan (the “Plan”), hereby grants to the Grantee a Full Value Award in the form of the Restricted Stock Units set forth below. This grant is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan, which the Grantee has previously received and are incorporated herein in their entirety.

Grantee:
Date of Grant:
Vesting Date:
Restricted Stock Units granted:

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: By receipt hereof, the Grantee acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Agreement and the Plan.  The Grantee further acknowledges that as of the Date of Grant, this Grant Notice, the Agreement and the Plan set forth the entire understanding between the Grantee and the Company regarding this Award and supersede all prior oral and written agreements on that subject.